UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

HFF, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On April 30, 2013, HFF, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to the Annual Meeting of Stockholders to be held on May 23, 2013.

The Proxy Statement contained an inadvertent error in the section entitled “Submission of Stockholder Proposals” on page 17. The below section amends, replaces and corrects this section as contained in the Proxy Statement.

The next stockholder meeting will be held on or about May 23, 2014. Stockholders wishing to have a proposal included in the Board of Directors’ 2014 Proxy Statement must submit the proposal so that the Secretary of the Company receives it no later than January 3, 2014 nor earlier than December 4, 2013, which is 120 days and 150 days prior to the first anniversary of the date this Proxy Statement was released to stockholders, respectively. The notice must describe various matters regarding the nominee or proposed business. The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. In addition, pursuant to the Company’s amended and restated bylaws, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting at which the voting takes place with respect to such stockholder’s proposal, such proposal shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement. Notices of intention to present proposals at the 2014 Annual Meeting should be addressed to the Chief Operating Officer and Secretary of HFF, Inc., One Oxford Centre, 301 Grant Street, Suite 600, Pittsburgh, Pennsylvania 15219. For further information regarding the submission of director nominations, see “Corporate Governance — Submission of Director Nominations” in this Proxy Statement.

In addition, there was an erroneous page number reference in the first paragraph under the heading “Non-binding Advisory Vote on the Compensation of our Named Executive Officers (Item 2 on Proxy Card)” on page 16 of the Proxy Statement. The below paragraph amends, replaces and corrects this paragraph as contained in the Proxy Statement.

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning on page 20 of this Proxy Statement.

Both of these errors were corrected in the proxy statements that will be mailed to the Company’s stockholders. Other than as set forth above, there are no other revisions to the Proxy Statement filed on April 30, 2013.

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